EXHIBIT 99.2

Release:  Immediate  June 3, 2020

CP completes acquisition of Central Maine & Quebec Railway, expanding reach and optionality

Calgary – Canadian Pacific (TSX: CP) (NYSE: CP) today completed its previously announced acquisition of the Central Maine & Quebec Railway US Inc. (CMQ US). Together with the earlier acquisition of Central Maine & Quebec Railway Canada Inc. (CMQ Canada), this completes CP’s purchase of the entire CMQ network, which was first announced in November 2019. CMQ US and CMQ Canada will continue to operate in the U.S. and in Canada respectively as subsidiaries of CP.

On May 4, 2020, the U.S. Surface Transportation Board approved CP’s acquisition of CMQ US, which became effective today. This allows CP to integrate CMQ US’s 244.2 route-miles of rail line in Maine and Vermont into CP’s network. The transaction also includes 57.3 route-miles leased from the Maine Department of Transportation. With the CMQ acquisition, CP is now a 13,000-mile rail network connecting the Atlantic coast to the Pacific coast across six Canadian provinces and 11 U.S. states.

“This transaction is a generational business opportunity for CP,” said Keith Creel, CP’s President and Chief Executive Officer. “It enables us to serve customers through a larger coast-to-coast network across Canada and brings a direct Class 1 freight-rail service to the State of Maine for the first time in decades. It is with great pride that I formally welcome CMQ’s U.S. employees and customers to the CP family.”

CMQ’s network links CP directly to the Atlantic Ocean port of Searsport, Maine, and to Port Saint John in New Brunswick through connections with Eastern Maine Railway and New Brunswick Southern Railway. As a result, CP now has access to a route that is approximately 200 miles shorter than the competition, getting customer shipments from the East Coast into Montreal and Toronto faster. CP plans to invest as much as $90 million over the next three years to bring CMQ’s rail infrastructure up to Federal Railroad Administration Class 3 standards.

“Today’s expansion of the CP network creates opportunities to move products in literally every line of business in our portfolio,” said John Brooks, CP’s Executive Vice-President and Chief Marketing Officer. “Through the precision scheduled railroading model and the commitment of our people, we will unlock new potential for business and industry across this region and beyond.”

CP reaches the Maine border using tracks that were formerly part of CMQ Canada from St-Jean-sur-Richelieu, Que. CP completed the acquisition of CMQ Canada on December 30, 2019, giving CP access to CMQ Canada’s 236.8-mile route in Quebec.

About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

Note on forward-looking information
This news release contains certain forward-looking information and forward-looking statements (collectively, "forward-looking information") within the meaning of applicable securities laws. This news release contains forward-looking information relating, but not limited to, the anticipated benefits of the acquisition, including operational performance and effect on CP’s customers, the success of our business and operations, the anticipated amount of investment over the next three years to bring CMQ’s rails infrastructure up to Federal Railroad Administration Class 3 standards, and the potential to unlock new business and industry.

The forward-looking information contained in this news release is based on current expectations, estimates, projections and assumptions, having regard to CP’s experience and its perception of historical trends, and includes, but is not limited to, expectations, estimates, projections and assumptions relating to: performance of CP’s assets and equipment, including the successful integration of CMQ; applicable laws, regulations and government policies; the success of our business and operations, anticipated operational performance, and the anticipated success of the CMQ transaction, and its anticipated effect on CP and its customers. Although CP believes the expectations, estimates, projections and assumptions reflected in the forward-looking information presented herein are reasonable as of the date hereof, there can be no assurance that they will prove to be correct.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from those expressed or implied by forward-looking information. By its nature, CP's forward-looking information involves inherent risks and uncertainties that could cause actual results to differ materially from the forward looking information, including, but not limited to, the following factors: risks associated with the successful integration of CMQ; changes in business strategies; general North American and global economic, credit and business conditions; risks associated with agricultural production, such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; trade restrictions or other changes to international trade arrangements; climate change; various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; and the pandemic created by the outbreak of the novel strain of coronavirus (and the disease known as COVID-19) and resulting effects on economic conditions, the demand environment for logistics requirements and energy prices, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements" in CP's annual and interim reports on Form 10-K and 10-Q.

The forward-looking information contained in this news release is made as of the date hereof. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, or the foregoing assumptions and risks affecting such forward-looking information, whether as a result of new information, future events or otherwise.

Contacts:
Media
Andy Cummings
612-554-0850
24/7 media pager: Alert_MediaRelations@cpr.ca
Andy_cummings@cpr.ca

Investment Community
Maeghan Albiston
403-319-3591
investor@cpr.ca